UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2015

NeuLion, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53620	98-0469479
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 622-8300

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On January 2, 2015, NeuLion, Inc. (the “Company” or “Parent”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among NLDMC, Inc., wholly-owned subsidiary of the Company (“Merger Sub”), NLDAC, Inc., a wholly-owned subsidiary of the Company (“Acquisition Sub”), PCF 1, LLC (“PCF”) and DivX Corporation, a wholly-owned subsidiary of PCF (“DivX”) pursuant to which Merger Sub will be merged with and into DivX (the “Initial Merger”).  Immediately following the Merger, DivX will merge with and into Acquisition Sub with Acquisition Sub continuing as the surviving corporation (the “Subsequent Merger” and, together with the Subsequent Merger, the “Merger”).  Closing of the Merger is subject to a number of conditions, including approval by the Toronto Stock Exchange (the “TSX”) and certain other customary conditions.

Merger Agreement

On the closing of the Merger, the Company will pay to PCF merger consideration of $62,500,000 (the “Merger Consideration”), payable through the issuance of (i) 35,890,216 shares of the Company’s common stock (the “Shares”) and (ii) a two-year convertible promissory note in the initial principal amount of $27,000,000 (the “Note”), which includes the $25,000,000 balance of the Merger Consideration and a $2,000,000 working capital credit that is subject to reduction in the event of a certain post-closing adjustment to the working capital statement provided for in the Merger Agreement. The Note will be convertible into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price of approximately $1.045, subject to adjustment for stock splits and similar events, on the terms set forth below.

The Note will bear interest at the rate of 6% per annum and will mature on January 2, 2017 (the “Maturity Date”), subject to earlier conversion of the Note into Conversion Shares either (i) automatically upon the receipt of all applicable stockholder and regulatory approvals, including pursuant to the rules of the TSX and, if applicable, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (ii) at the option of the Company or the holder if such approvals are not required and, if applicable, the waiting period provided for in the HSR Act has been satisfied.  In the event the Note has not been converted prior to the Maturity Date, then in addition to principal and accrued interest on the Note (the “Repayment Amount”), the Company will be obligated to pay the holder an amount in cash equal to the amount, if any, by which the fair market value (as defined in the Merger Agreement) of the Conversion Shares the holder would have received on the date immediately preceding the Maturity Date exceeds the Repayment Amount.

The Merger Agreement contains customary representations, warranties and covenants of the parties, including that they will use their commercially reasonable efforts to take all appropriate action to consummate the Merger. Prior to consummation of the Merger, DivX has agreed to conduct its business in all material respects in the ordinary and usual course and to comply with certain other operating covenants through the consummation of the Merger. In addition, PCF has agreed to use its commercially reasonable efforts to assist the Company in connection with the preparation of the financial statements of DivX.

The Merger Agreement provides that, upon consummation of the Merger, the Company and PCF will enter into a stockholders’ agreement (the “Stockholders’ Agreement”), pursuant to which PCF and its affiliates and permitted transferees will receive demand and “piggy-back” registration rights for the Shares and certain preemptive rights with respect to future equity issuances by the Company.  The Stockholders’ Agreement will also contain provisions entitling PCF to designate two members of the Company’s board of directors.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Merger Agreement is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.  In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and the transactions contemplated therein and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to the Company in connection with the Merger Agreement, (c) will not survive consummation of the Merger (except for the covenants that apply or are to be performed after the effective time of the Merger), (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Management

Upon closing of the Merger, Nancy Li, the Company’s chief executive officer, will become executive vice chairman of the Company’s board of directors and Kanaan Jemili, DivX’s chief executive officer, will assume the role of chief executive officer of the combined company. In addition, pursuant to the provisions of the Stockholders’ Agreement, upon the closing of the Merger, James Hale, DivX’s chairman and managing partner at Parallax Capital Partners, LLC, and John Coelho, a member of DivX’s board of directors and partner at StepStone Group LP, will join the Company’s board of directors, which will be expanded from nine to 11 seats.

Press Release

On January 5, 2015, the Company issued a press release to announce the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.            Regulation FD Disclosure.

The Company intends to conduct meetings with investors and/or analysts at which it will present the corporate presentation that is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The foregoing information, including the presentation attached hereto as Exhibit 99.2, is being furnished pursuant to Item 7.01 of this Current Report and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 9.01.            Financial Statements and Exhibits.

(d)           EXHIBITS.

10.1	Agreement and Plan of Merger by and among NeuLion, Inc., NLDMC, Inc., NLDAC, Inc., PCF 1, LLC and DivX Corporation, dated as of January 2, 2015

99.1	Press Release, dated January 5, 2015

99.2	Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: January 5, 2015	By:	/s/ Roy E. Reichbach
Name: Roy E. Reichbach
Title: General Counsel and Corporate Secretary

EXHIBIT LIST

10.1	Agreement and Plan of Merger by and among NeuLion, Inc., NLDMC, Inc., NLDAC, Inc., PCF 1, LLC and DivX Corporation, dated as of January 2, 2015

99.1	Press Release, dated January 5, 2015

99.2	Presentation